UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

4 February, 2006

Date of Report (date of earliest event reported)

Insight Medical Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-04058	25-1381014
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1739 University Ave #339, Oxford MS 38655
(Address of principal executive offices)

(662) 236-3939
(Registrant’s telephone number, including area code)

Centacom Technologies, Inc., 780 3rd Ave, 24th Floor, NY NY 10017
(Former name or former address, if changed since last report)

Item 5.      CHANGES IN CONTROL OF REGISTRANT

 On 4 February, 2006 the Board of Directors of Insight Medical Group (formerly Centacom Technologies). nominated and elected Anthony Welch as Chairman of the Board and Chief Executive Officer. Mike Ayers remains as a Director and resigned his position as Chief Executive Officer and Chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Medical Group
Date: June 20th, 2006
	By:	/s/ Anthony K. Welch
Anthony K. Welch Chairman of the Board Chief Executive Officer